Exhibit 99.1

FOR IMMEDIATE RELEASE
FEDERAL SIGNAL ANNOUNCES BOARD NOMINEES FOR
2009 ANNUAL MEETING OF STOCKHOLDERS
Board Nominated Slate Includes:
James E. Goodwin, William H. Osborne, and Joseph R. Wright, Jr.
Oak Brook, Illinois — March 5, 2008 — Federal Signal Corporation (NYSE: FSS) announced today a prospective change in the makeup of the Company’s board of directors in connection with its filing of preliminary proxy materials with the Securities and Exchange Commission (“SEC”) for its 2009 annual meeting of stockholders.
As disclosed in the Company’s filing to be made today with the SEC, Federal Signal’s board of directors has nominated the following individuals to stand for election at the upcoming annual meeting as members of the class of directors to serve until the 2012 annual meeting of stockholders:
•	James E. Goodwin, former interim president and chief executive officer of Federal Signal and former chairman and chief executive officer of United Airlines;
•	William H. Osborne, president and chief executive officer of Federal Signal; and
•	Joseph R. Wright, Jr., chief executive officer and a director of Scientific Games Corporation.
Robert S. Hamada, chairman of the Nominating and Governance Committee of Federal Signal’s board of directors, stated, “We are pleased that Jim Goodwin, Bill Osborne and Joe Wright have agreed to serve on our board. Our board evaluated a number of candidates in order to determine a slate of nominees that would best serve the interests of all Federal Signal stockholders. As part of this process, the board’s Nominating and Governance Committee met with and considered Federal Signal’s current directors; Federal Signal’s recently appointed president and chief executive officer, Bill Osborne; as well as the three individuals nominated by Warren Kanders, one of Federal Signal’s stockholders, including Mr. Kanders himself, Steven Gerbsman and Nicholas Sokolow. After careful consideration, the committee unanimously determined that Messrs. Goodwin, Osborne and Wright would best serve the interests of all of the Company’s stockholders.
“Jim Goodwin, a director since October 2005, served as interim president and chief executive officer of Federal Signal for nearly 10 months prior to Mr. Osborne’s appointment. Jim’s leadership of Federal Signal was instrumental as he oversaw substantial progress in the Company’s transformation. Under Jim’s leadership, in 2008, Federal Signal disposed of underperforming assets, including the cyclical and nonstrategic Tool business and the unprofitable E-ONE business, and liquidated its municipal leasing portfolio. In addition, the Company completed a sale leaseback for two of its manufacturing facilities and captured a large after-tax gain, benefiting from the utilization of capital loss carry-forwards. The proceeds from these actions were used to enhance the Company’s liquidity and strengthen the balance sheet. The Company reduced debt by approximately $150 million, or approximately 35%, from December 31, 2007 to December 31, 2008.

“Bill Osborne was appointed Federal Signal’s president and chief executive officer in September 2008. He brings a wealth of experience building and leading complex global organizations throughout his impressive 31-year career and possesses the strategic insight, operational and financial discipline and strong customer focus in industrial and municipal markets that is required to lead Federal Signal. Our board strongly believes that execution of his recently announced two-pronged strategy to deliver consistent, profitable growth is the right plan and will deliver value to our stockholders.
“Joe Wright joined Federal Signal’s board in April 2008 at the recommendation of Ramius LLC, one of the Company’s largest stockholders at that time. Joe currently serves as chief executive officer and a director of Scientific Games Corporation and he brings extensive executive leadership and public company board experience to Federal Signal. Over the past year, Joe has been an extremely valuable and constructive member of our board and we have benefited greatly from his extensive experience in government, security and telecommunications.”
The Company noted that if the board’s director nominees, Messrs. Goodwin, Osborne and Wright, are elected at the upcoming annual meeting, Federal Signal’s ten-member board will be comprised of nine independent directors and the Company’s president and chief executive officer.
The Company also announced today that, after ten years of service to Federal Signal as a director and as chairman of the board, James C. Janning will not stand for reelection as a director at the upcoming annual meeting. Federal Signal’s board has committed to name a new chairman from the independent directors upon election of the newly-constituted board following conclusion of the 2009 annual meeting.
On behalf of Federal Signal’s board, Mr. Hamada stated, “Jim Janning’s service as chairman and a director and his unwavering commitment to Federal Signal over the past ten years has been outstanding. We are indebted to him for his vision, acumen and countless contributions.”
James C. Janning, chairman, commented, “I am grateful for the opportunity to have served as a director and chairman of Federal Signal’s board. Federal Signal has unmatched products and solutions, a strong base of global customers, and an excellent group of competent and dedicated employees. I am confident that under the leadership of Bill Osborne, the oversight of an independent and experienced board, and the execution of the Company’s recently announced strategic plan, Federal Signal’s prospects are robust. I fully support the board-endorsed slate of directors — Jim Goodwin, Bill Osborne and Joe Wright — and believe these individuals are the right directors who will best serve the interests of the Company and all of our stockholders.”
The date of the Company’s 2009 annual meeting of stockholders has not been set. Stockholders of record as of March 3, 2009 will be entitled to vote at the meeting.
About Federal Signal
Federal Signal Corporation (NYSE: FSS) enhances the safety, security and well-being of communities and workplaces around the world. Founded in 1901, Federal Signal is a leading global designer and manufacturer of products and total solutions that serve municipal, governmental, industrial and Institutional customers. Headquartered in Oak Brook, Ill., with manufacturing facilities worldwide, the Company operates three groups: Safety and Security Systems, Environmental Solutions and Fire Rescue. For more information on Federal Signal, visit: http://www.federalsignal.com.

Forward Looking Language
This news release may contain words such as “may,” “will,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “project,” “estimate” and “objective” or the negative thereof or similar terminology concerning the Company’s future financial performance, business strategy, plans, goals and objectives. These expressions are intended to identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning the Company’s possible or assumed future performance or results of operations and are not guarantees. While these statements are based on assumptions and judgments that management has made in light of industry experience as well as perceptions of historical trends, current conditions, expected future developments and other factors believed to be appropriate under the circumstances, they are subject to risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different. Such statements are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. Such risks and uncertainties include but are not limited to: economic conditions in various regions, product and price competition, supplier and raw material prices, foreign currency exchange rate changes, interest rate changes, increased legal expenses and litigation results, legal and regulatory developments and other risks and uncertainties described in filings with the Securities and Exchange Commission.
Important Information
Federal Signal Corporation plans to file with the Securities and Exchange Commission (“SEC”) and furnish to its stockholders a Proxy Statement in connection with the solicitation of proxies for the 2009 annual meeting of stockholders. The Company advises its stockholders to read the Proxy Statement relating to the 2009 annual meeting when it becomes available, because it will contain important information. Stockholders may obtain a free copy of the Proxy Statement and other documents (when available) that Federal Signal files with the SEC at the SEC’s website at www.sec.gov. The Proxy Statement and these other documents may also be obtained for free from Federal Signal by directing a request to Federal Signal Corporation, 1415 West 22nd Street, Suite 1100, Oak Brook, IL 60523, Attn: Corporate Secretary, or calling 630-954-2000.
Certain Information Concerning Participants
Federal Signal Corporation and its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Company’s 2009 annual meeting. Information concerning persons who may be considered participants in the solicitation of the Company’s stockholders under the rules of the SEC is set forth in public filings filed by the Company with the SEC, including its proxy statement relating to its 2008 annual meeting of stockholders, and will be set forth in its proxy statement relating to its 2009 annual meeting of stockholders.
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Contacts:

William G. Barker III	Matthew Sherman / Tim Lynch
Senior Vice President & Chief Financial Officer	Joele Frank, Wilkinson Brimmer Katcher
Federal Signal Corporation	212-355-4449
630-954-2000	msherman@joelefrank.com /
wbarker@federalsignal.com	tlynch@joelefrank.com